Exhibit 10.1

FIRST AMENDMENT TO

PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (this “First Amendment”), dated as of July 1, 2020, by and between ANAVEX LIFE SCIENCES CORP., a Nevada corporation (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”).

WHEREAS, the Company and the Investor entered into that certain Purchase Agreement (the “Agreement”) dated as of June 7, 2019. The Company and the Investor now desire to amend the Agreement, however, only as set forth in this First Amendment.

NOW THEREFORE, the Company and the Investor hereby agree as follows:

1.                   Section 1(kk) of the Agreement is deleted in its entirety and replaced by the following:

“Signing Market Price” means $4.9266, representing the consolidated closing bid price of the Common Stock on The NASDAQ Capital Market on the First Amendment Effective Date, representing the lower of (i) the closing price of the Common Stock on the Nasdaq Capital Market immediately preceding the First Amendment Effective Date or (ii) the average of the closing price of the Common Stock on the Nasdaq Capital Market for the five Business Days immediately preceding the First Amendment Effective Date.

2.                   Section 1 of the Agreement is amended by adding the following defined term thereto in appropriate alphabetical order:

“First Amendment Effective Date” means July 1, 2020.

3.                   Section 2(f)(i) is deleted in its entirety and replaced by the following:

Exchange Cap. Subject to Section 2(f)(ii) below, the Company shall not issue or sell any shares of Common Stock pursuant to this Agreement, and the Investor shall not purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement on or following the First Amendment Effective Date and the transactions contemplated hereby would be equal or greater to 12,016,457 shares of Common Stock, representing 19.99% of the shares of Common Stock outstanding on the First Amendment Effective Date (which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Nasdaq Capital Market or any other Principal Market on which the Common Stock may be listed or quoted) (the “Exchange Cap”), unless and until the Company elects to solicit stockholder approval of the issuance of Common Stock as contemplated by this Agreement and the stockholders of the Company have in fact approved such issuance in accordance with the applicable rules and regulations of the Nasdaq Capital Market, any other Principal Market on which the Common Stock may be listed or quoted, and the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), and the Company’s Bylaws, as amended (the “Bylaws”). For the avoidance of doubt, the Company may, but shall be under no obligation to, request its stockholders to approve the issuance of Common Stock as contemplated by this Agreement; provided, that if stockholder approval is not obtained in accordance with this Section 2(f)(i), the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all times during the term of this Agreement (except as set forth in Section 2(f)(ii) below).

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4.                   Section 2(f)(ii) is deleted in its entirety and replaced by the following:

At-Market Transaction. Notwithstanding Section 2(f)(i) above and subject to the prior approval of the Nasdaq Capital Market or any other Principal Market on which the Common Stock may be listed or quoted (to the extent required), the Exchange Cap shall not be applicable for any purposes of this Agreement and the transactions contemplated hereby, solely to the extent that (and only for so long as) the Average Price shall equal or exceed the Signing Market Price and in accordance with any other applicable rules of the Nasdaq Capital Market or any other Principal Market on which the Common Stock may be listed or quoted (it being hereby acknowledged and agreed that the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all other times during the term of this Agreement, unless the stockholder approval referred to in Section 2(f)(i) is obtained).

5.                   Except as amended and modified by this First Amendment, the Agreement is hereby ratified and affirmed.

** Signature Page Follows **

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IN WITNESS WHEREOF, the Investor and the Company have caused this First Amendment to Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

ANAVEX LIFE SCIENCES CORP.

By: /s/ Christopher Missling

Name: Christopher Missling, PhD.

Title: Chief Executive Officer

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC

BY: LINCOLN PARK CAPITAL, LLC

BY: ROCKLEDGE CAPITAL CORPORATION

By: /s/ Josh Scheinfeld

Name: Josh Scheinfeld

Title: President

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